Exhibit 10.48

EXECUTION VERSION

GUARANTOR JOINDER AGREEMENT

SUPPLEMENT NO. 2, dated as of February 1, 2016 (the “Supplement”), to the Credit Agreement, dated as of December 18, 2013 (as the same (x) was supplemented by Supplement No.1, dated as of January 30, 2015, by Apollo Principal Holdings X L.P., a Cayman Islands exempted limited partnership, and (y) may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (i) Apollo Management Holdings, L.P., a Delaware limited partnership, as the borrower of the Term Loans (the “Term Facility Borrower”) and a Revolving Facility Borrower (as defined below); (ii) Apollo Management, L.P., a Delaware limited partnership, Apollo Capital Management, L.P., a Delaware limited partnership, Apollo International Management, L.P., a Delaware limited partnership, AAA Holdings, L.P., a Guernsey limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX L.P., a Cayman Islands exempted limited partnership, ST Holdings GP, LLC, a Delaware limited liability company, and ST Management Holdings, LLC, a Delaware limited liability company (such entities, together with Apollo Management Holdings, L.P., collectively, the “Revolving Facility Borrowers”, and the Revolving Facility Borrowers, together with the Term Facility Borrower, collectively, the “Borrowers” and each a “Borrower”); (iii) the Guarantors party thereto (collectively, the “Existing Guarantors”); (iv) the lenders party thereto from time to time (the “Lenders”); (v) the issuing banks party thereto from time to time; and (vi) JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

A.	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B.	Each Existing Guarantor has entered into the Credit Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit.

C.
Section 5.07 of the Credit Agreement provides that additional Material AGM Operating Group Entities must become Guarantors under the Credit Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Material AGM Operating Group Entity (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Credit Agreement in order to induce the Lenders to maintain and/or make additional Loans and each Issuing Bank to maintain and/or issue additional Letters of Credit, and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the New Guarantor agrees as follows:
SECTION 1. In accordance with Section 5.07 of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Guarantor does hereby guarantee to the Administrative Agent, for the benefit of the Issuing Banks and the Lenders, the prompt payment of the Loan Obligations in full when due as set forth in the Credit Agreement. Each reference to a “Guarantor” in the Credit Agreement and in this Supplement shall be deemed to include the New Guarantor. The Credit Agreement is hereby incorporated herein by reference.
SECTION 2. The New Guarantor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor. Delivery of an executed counterpart to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.
SECTION 4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, disbursements and other charges of one primary outside counsel to the Administrative Agent.
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IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Credit Agreement as of the day and year first above written.

APOLLO PRINCIPAL HOLDINGS XI, LLC
By: APO UK (FC), LLC, its sole member

By:	Apollo Global Management, LLC, its sole member

By:	AGM Management, LLC, its manager

By:	/s/ Jessica L. Lomm Name: Jessica L. Lomm Title: Assistant Secretary

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